Exhibit 10.7
Agreement C0302362
Amendment No. 1

THIS Amendment No. 1 (“Amendment”) to Agreement No. C0302362 (“Agreement”) is entered into effective as of the 25h day of August 2003 by and between Telesector Resources Group, Inc., d/b/a Verizon Services Group, a Delaware corporation with offices at 240 East 38th Street New York, NY 10016 on behalf of itself and for the benefit of its AFFILIATES, (hereinafter referred to as “Purchaser”) and XEL Communications Inc., a corporation with offices at 17101 East Ohio Dr., Aurora, CO, 80017 (hereinafter referred to as “Supplier”).
WHEREAS, the Agreement was effective between Purchaser and Supplier on June 19, 2003, and was to continue in effect for a three-year term;
WHEREAS, Purchaser has issued to Supplier a Requirements Document dated April 22, 2003, setting forth certain requirements and other information incident to the purchase and deployment of Flexgrow IAD equipment and associated SERVICES, and a license of specified associated SOFTWARE (including Firmware).
WHEREAS, Supplier reviewed and analyzed the Requirements Document and developed and submitted to Purchaser its Proposal dated May 14, 2003 (hereinafter the “PROPOSAL”)
WHEREAS, based on the presentations, other printed material, correspondence, discussions, and in reliance upon the expertise of Supplier in developing, designing and delivering SYSTEMS, Purchaser desires to buy PRODUCTS and SERVICES from Supplier and Supplier desires to supply PRODUCTS and SERVICES to Purchaser under the terms and conditions set forth herein;
WHEREAS, Purchaser and Supplier wish to extend the effective period of the Agreement until December 31, 2006;
NOW THEREFORE, the parties agree as follows:
1. SCOPE OF AMENDMENT
This Amendment modifies certain business terms within the Agreement. In addition, this Amendment records, as part of the Signed Negotiation Minutes referenced below, other business and technical modifications proposed by Purchaser which have not been mutually agreed to between the parties and which the parties agree to negotiate further following the execution of this Amendment.
2. APPENDIX B — STATEMENT OF WORK
The following documents, which are attached hereto and incorporated herein by this reference, shall be added to Appendix B of the Agreement, entitled Products, and shall constitute the Statement of Work:
•	Signed Negotiation Minutes

•	XEL’s proposal response to Verizon’s RRP/Targets under Flexgrow IAD RFP, including the business proposal dated 7/13/03 from Jim Nevelle.

Agreement C0302362
Amendment No. 1

•	Verizon Questions and XEL answers to those questions as part of the Verizon Flexgrow IAD RFP.

•	XEL’s proposal response to Verizon’s Flexgrow IAD RFP.
In the event of a conflict between or among the documents, the documents shall be read in the order set forth above with the document higher on the list controlling over documents lower on the list.
3. MARKETSHARE COMMITMENT
Purchaser hereby commits to purchase front Supplier One Hundred Percent (100%) of its requirements for new Integrated Access Device products for use in Purchaser’s Flexgrow offering during the term of this Agreement. Notwithstanding the foregoing, Purchaser may fill out IAD product already installed in Purchaser’s network, including IAD product from other suppliers, without violating the marketshare commitment in the foregoing sentence. Purchaser’s marketshare commitment is conditioned upon Supplier’s compliance with the terms and conditions of the Agreement, and the continued operation of the Products in conformance to the Specifications
4. PRICING
Appendix D to the Agreement, entitled Pricing, is hereby deleted in its entirety and replaced with Appendix D, Pricing, attached hereto. Supplier’s year-over-year continuous pricing improvement is set forth in Appendix D. The prices set forth in Appendix D shall apply retroactively as of July 14, 2003 to all Orders placed on or after that date. Pricing shall remain firm during the term of the Agreement and shall apply no matter what the level of Purchaser’s purchases hereunder.
5. OTHER TERMS UNCHANGED
All other terms and conditions of the Agreement shall remain unchanged.
6. ENTIRE AMENDMENT
This Amendment constitutes and embodies the entire agreement by and between the parties hereto and supersedes all prior oral or written agreements or understandings, if any, between them with respect to the subject matter of this Amendment.

Agreement C0302362
Amendment No. 1

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the date indicated.

XEL COMMUNICATIONS INC.	TELESECTOR RESOURCES GROUP, INC. A Verizon Company

/s/ Michael Hull Signature	/s/ George S. Dowell Signature

Michael Hull Name	George S. Dowell Name

Vice - President Title	SVP - Corporate Sourcing Title

8/22/03	8/28/03

Date	Date